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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of East West Bancorp, Inc. on Form S-3 of our report dated March 8, 2004, appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP Los Angeles, California August 31, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM